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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-2 of our report dated January 25, 1996, except for Note 13, which is as of September 30, 1996 relating to the financial statements of Morgan Products Ltd., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 14(a) of Morgan Products Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1995 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Data."


                                                        /s/ PRICE WATERHOUSE LLP


Milwaukee, Wisconsin
November 6, 1996